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                                                             EXHIBIT (a)(1)(iii)

                          CANYON RESOURCES CORPORATION
                                 EXCHANGE OFFER
                                  ELECTION FORM

         (USE THIS ELECTION FORM TO ELECT TO PARTICIPATE IN THE OFFER TO EXCHANGE YOUR EXERCISE PRICE AND WARRANTS FOR COMMON STOCK AND A NEW WARRANT).

To Canyon Resources Corporation ("Canyon"):

         I have received Canyon's Offer to Exchange an Exercise Price and Warrants for Common Shares and New Warrants dated July 9, 2003 (the "Offer"), to all holders of Warrants eligible to be tendered pursuant to the Offer. By completing and submitting this Election Form, my cash exercise price ("Exercise Price") and the warrant certificate representing my Warrants eligible to be tendered pursuant to the Offer (the "Eligible Warrants") in accordance with the instructions attached hereto prior to 5:00 p.m., Mountain time, on August 6, 2003 (the "Expiration Date"), I elect to tender my Exercise Price and Warrants eligible to be tendered pursuant to the Offer.

         By signing below, I acknowledge and certify that:

         (a) The Exercise Price and Eligible Warrants tendered by me on this Election Form are tendered subject to the terms and conditions of the Offer, a copy of which I acknowledge having received and read in full.

         (b) Canyon's acceptance for exchange of the Exercise Price and Warrants tendered pursuant to the Offer will constitute a binding agreement between Canyon and me upon the terms and subject to the conditions of the Offer. All authority in this Election Form will survive my death or incapacity, and all of my obligations in this Election Form will be binding upon my heirs, personal representatives, successors and assigns.

         (c) If Canyon accepts my Exercise Price and Eligible Warrants for exchange and cancels the Eligible Warrants, I acknowledge that I will have no right, title or interest to my tendered Eligible Warrants.

         (d) I recognize that as set forth in Section 15 of the Offer to Exchange, Canyon may terminate or amend the Offer and reject or postpone its acceptance and cancellation of any Eligible Warrants tendered for exchange.

         (e) Canyon has advised me to consult with my own legal, financial, and tax advisors before deciding whether or not to participate in the Offer.

         (f) I have received and read the instructions attached to this form and, by signing this Election Form, I agree to be bound by the additional terms and conditions set forth in the instructions attached hereto.


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         (g) In connection with my acquisition of the New Warrants, I hereby certify that:

              (i) I qualify as an "Accredited Investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended;

              (ii) My overall commitment to investments that are not readily marketable is not disproportionate to my net worth, and my investment in the New Warrants will not cause such overall commitment to become excessive;

              (iii) I have the financial ability to bear the economic risk of this investment, have adequate means of providing for my current needs and contingencies, and have no need for liquidity in this investment;

              (iv) I have the requisite knowledge and experience in financial and business matters for properly evaluating the risks of an investment in Canyon;

              (v) I have been given the opportunity to ask questions of, and to receive answers from, Canyon concerning the terms and conditions of the New Warrant and to obtain additional information necessary to verify the accuracy of the information contained in the documents provided to me, or such other information as I desired in order to evaluate an investment in the New Warrants;

              (vi) The New Warrants (and any common stock to be acquired upon exercise of the New Warrants) is being acquired by me in good faith solely for my own personal account, for investment purposes only, and is not being purchased with a view to, or for the resale or distribution thereof. I plan to acquire the New Warrants (and any common stock to be acquired upon exercise of the New Warrants) as an investment and without any intent to transfer or assign the same to third parties, and I will hold the New Warrants (and any common stock to be acquired upon exercise of the New Warrants) as an investment;

              (vii) I understand that the New Warrants (and any common stock to be acquired upon exercise of the New Warrants) have not been registered under the Securities Act of 1933, as amended, and I agree that the New Warrants and such common stock may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with such Act. I understand that the certificates representing the New Warrants and the shares of common stock to be acquired upon exercise of the New Warrants will bear a restrictive legend regarding the foregoing.

              (viii) I understand that no federal or state agency has made any finding or determination as to the fairness for investment, or any recommendation or endorsement, of the New Warrants or the common stock to be acquired upon exercise of the New Warrants.

                                    * * * * *



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I would like to participate in the Offer as indicated below. I have noted below the number of unexercised shares subject to my Eligible Warrants and my Exercise Price (equal to $1.35 multiplied by the number of unexercised shares subject to my Eligible Warrants). I agree to have such Eligible Warrants cancelled and replaced pursuant to the terms and conditions of this Election Form and the Offer.

                                         Exercise Price
                    Number               (equal to $1.35)
                    Of                   Multiplied by the
                    Eligible             number of Eligible
                    Warrants             Warrants
                    --------             ------------------

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Exercise Price and Eligible Warrants will be determined by Canyon in its sole discretion.

         I understand that any of the Eligible Warrants that are accepted will be cancelled by Canyon unless prior to 5:00 p.m., Mountain Time, on August 6, 2003 (or a later Expiration Date if Canyon extends the Offer), (i) I submit a Notice to Withdrawal from the Offer that is properly completed and has a date later than the date of this Election Form or (ii) Canyon terminates the Offer.


------------------------------------           --------------------------------
Signature                                      Social Security/Social Insurance
                                               National ID/Tax File Number

------------------------------------           ----------------------------
Name (Please Print)                            Date and Time

-------------------------------------------------------------------------------
E-mail address

-------------------------------------------------------------------------------

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Home or Work Address



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THIS ELECTION FORM AND THE WARRANT CERTIFICATE REPRESENTING THE ELIGIBLE
WARRANTS MUST BE RECEIVED VIA COURIER OR MAIL DELIVERY (FAX OR E-MAIL IS NOT SUFFICIENT) BY 5:00 P.M., MOUNTAIN TIME, ON AUGUST 6, 2003 (OR IF THE OFFER IS EXTENDED, PRIOR TO THE EXTENDED EXPIRATION OF THE OFFER BY:

                          CANYON RESOURCES CORPORATION
                          Attention: Richard H. De Voto
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401
                             Telephone: 303/278-8464
                             Facsimile: 303/279-3772

IN ADDITION, THE EXERCISE PRICE MUST BE RECEIVED BY CANYON IN THE FORM OF A WIRE TRANSFER OR CERTIFIED CHECK BY 5:00 P.M., MOUNTAIN TIME, ON AUGUST 6, 2003 (OR IF THE OFFER IS EXTENDED, PRIOR TO THE EXTENDED EXPIRATION DATE OF THE OFFER).


                        INSTRUCTIONS TO THE ELECTION FORM

         1. DELIVERY OF ELECTION FORM. A properly completed and executed original of the Election Form and your warrant certificate representing the Eligible Warrants must be received via courier or mail delivery (fax or e-mail is not sufficient) by 5:00 p.m., Mountain Time, on August 6, 2003 (the "Expiration Date") (or if the Offer is extended, prior to the extended expiration of the Offer) by:

                          CANYON RESOURCES CORPORATION
                          Attention: Richard H. De Voto
                      14142 Denver West Parkway, Suite 250
                             Golden, Colorado 80401
                             Telephone: 303/278-8464
                             Facsimile: 303/279-3772

         The payment of your Exercise Price also must be received by Canyon in the form of a certified check or wire transfer by the Expiration Date (or if the Offer is extended, prior to the extended expiration of the Offer).

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS OR PAYMENT IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY CANYON AT THE ADDRESS LISTED ABOVE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. WE INTEND TO E-MAIL OR FAX A CONFIRMATION OF RECEIPT OF YOUR ELECTION FORM, WARRANT CERTIFICATE AND EXERCISE PRICE WITHIN TWO BUSINESS DAYS OF OUR RECEIPT OF A COMPLETED PACKAGE OF ALL THREE ITEMS. IF YOU HAVE NOT RECEIVED A CONFIRMATION OF RECEIPT, IT IS YOUR RESPONSIBILITY TO ENSURE THAT YOUR ELECTION FORM, WARRANT CERTIFICATE AND EXERCISE PRICE HAS BEEN RECEIVED BY US.



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         2. WITHDRAWALS OF TENDERED WARRANTS AND EXERCISE PRICE. You may
withdraw from participation at any time before the Expiration Date. If Canyon extends the Offer beyond that time, you may withdraw your election until the extended expiration of the Offer. To withdraw all tendered Warrants and your Exercise Price submitted for exchange, you must deliver a signed and dated (including the time) Notice to Withdraw from the Offer with the required information to Canyon while you still have the right to withdraw the tendered Exercise Price and Eligible Warrants. You may not rescind a withdrawal and you will be deemed not to have tendered an Exercise Price and Eligible Warrants you have withdrawn unless you properly re-tender them before the Expiration Date by delivery of a new Election Form, the warrant certificate and your Exercise Price following the procedure described in these instructions.

         Canyon will not accept any alternative, conditional or contingent tenders. All tendering Warrant holders, by signing the Election Form, waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         Canyon will not accept partial tenders of Exercise Price and Warrants. Accordingly, you may tender all or none of your Eligible Warrants and the corresponding Exercise Price.

         3. SIGNATURES ON THE ELECTION FORM. If the Election Form is signed by the holder of the Eligible Warrants, the signature must correspond with the name as written on the face of the warrant certificate representing the Eligible Warrants without alternation, enlargement or any change whatsoever. IF YOUR NAME HAS BEEN LEGALLY CHANGED SINCE YOUR WARRANT CERTIFICATE WAS SIGNED, PLEASE SUBMIT PROOF OF THE LEGAL NAME CHANGE. If the Election Form is signed by an attorney-in-fact, or other person acting in a fiduciary or representative capacity that person should so indicate when signing, and proper evidence satisfactory to Canyon of the authority of that person so to act must be submitted with the Election Form.

         4. OTHER INFORMATION ON THE ELECTION FORM. In addition to signing the Election Form, you must print your name and indicate the date and time at which you signed it. You must also include a current e-mail address, work or home address and your identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions regarding the mechanics of the Offer or requests for copies of the relevant documents should be directed to Richard H. De Voto, President, Canyon Resources Corporation (telephone: 303/278-8464) or to Gary C. Huber, Vice President-Finance, Canyon Resources Corporation (telephone: 303/278-8464). For questions regarding the legal, financial, or tax implications of the Offer, you should contact your own legal, financial and tax advisors. Copies will be furnished promptly at Canyon's expense.


         6. IRREGULARITIES. All questions as to the number of shares subject to Eligible Warrants to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eligible Warrants or Exercise Price will be determined by



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Canyon in its sole discretion. Canyon's determination shall be final and binding on all parties. Canyon reserves the right to reject any or all tenders of Eligible Warrants or Exercise Price Canyon determines not to be in proper form or the acceptance of which may in the opinion of Canyon's counsel, be unlawful. Canyon also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Eligible Warrants or Exercise Price, and Canyon's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. Any tender of Eligible Warrants and Exercise Price will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Canyon shall determine. Neither Canyon nor any other person is or will be obligated to give notice of any defect or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         7. IMPORTANT TAX INFORMATION. You should refer to Section 14 of the Offer to Exchange, which contains important U. S. federal income tax information.

         IMPORTANT: THE ELECTION FORM, TOGETHER WITH YOUR WARRANT CERTIFICATE AND EXERCISE PRICE, MUST BE RECEIVED IN ACCORDANCE WITH THE INSTRUCTIONS BY CANYON BY 5:00 P.M., MOUNTAIN TIME, ON AUGUST 6, 2003.



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